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                                                                   Exhibit 10.38

                SECOND AMENDMENT OF GUARANTEED PURCHASE AGREEMENT

         This Second Amendment of Guaranteed Purchase Agreement (the "Second Amendment") is entered into as of the 1st day of December, 2002, by and between Nelnet, Inc., formerly known as NELnet, Inc., a Nevada Corporation ("Nelnet") and Union Bank & Trust Company, in its own right and as Trustee under any trust established to own or invest in guaranteed student loans ("Union Bank & Trust").

         WHEREAS, Union Bank & Trust and Nelnet entered into that certain Guaranteed Purchase Agreement dated as of March 19, 2001, as amended by that certain First Amendment of Guaranteed Purchase Agreement dated as of February 1, 2002 (collectively, the "Agreement"), and the parties wish to amend that Agreement under the terms specified herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1.       Amendment. "$1,000,000,000.00" in the second sentence of
Section 1 of the Agreement is hereby deleted and the following inserted in lieu thereof: "$1,250,000,000.00".

         2. Effect of Amendment. This Second Amendment shall be effective as of December 1, 2002. Except as expressly amended and modified as set forth above, all terms and provisions of the Agreement shall remain in full force and effect, without modification.

UNION BANK AND TRUST COMPANY, in its            NELNET, INC.
own right and as Trustee under any trust established to own or invest in guaranteed student loans

By:    /s/ Ken Backemeyer                       By:    /s/ Terry Heimes
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Title: Sr. V.P.                                 Title: CFO